EXHIBIT 5
                                                              to AMENDMENT NO. 4
                                                                 to SCHEDULE 13D

                         GENERAL ATLANTIC PARTNERS, LLC

                                3 Pickwick Plaza

                               Greenwich, CT 06830

                                                               December 30, 1998

                                POWER OF ATTORNEY

         The undersigned, General Atlantic Partners, LLC, a Delaware limited liability company, with its principal office at 3 Pickwick Plaza, Greenwich, Connecticut, United States of America (the "Company"), by its Executive Managing Member, Steven A. Denning, a U.S. citizen of full legal age, domiciled at 16 Khakum Drive, Greenwich CT 06831, hereby constitutes and appoints Thomas J. Murphy, a U.S. citizen, of full legal age, domiciled at 169 East 90th Street, Apt. 5, New York, NY 10128, its true and lawful attorney-in-fact and agent, in any and all capacities, to execute and deliver any and all documents and instruments and to make any governmental filings on behalf of the Company (on its own behalf and in its capacity as a general partner of any limited partnership), as fully to all intents and purposes as a Managing Member might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done. This power of attorney shall expire on December 31, 1999.

                                           GENERAL ATLANTIC PARTNERS, LLC

                                           By: /s/ Steven A. Denning
                                           -------------------------
                                           Steven A. Denning
                                           Executive Managing Member

    STATE OF CONNECTICUT   )

                           :ss. ###-##-####

    COUNTY OF FAIRFIELD    )

                  On the 30th day of December, 1998, before me personally came Steven A. Denning, to me known, and known to me to be the individual described in, and who executed the foregoing document, and he acknowledged to me that he executed the same.

    /s/ Sheila Hughes
    -----------------
    NOTARY PUBLIC

    My commission expires August 31, 2001